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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE:
----------------------


                   ZAPATA TO SPLIT INTO TWO SEPARATE COMPANIES
                          - ZAP CORP. AND ZAPATA CORP.

                    ZAPATA TO BUY BACK UP TO 5 MILLION SHARES

Houston, Texas-- July 6, 1998 -- Zapata Corporation (NYSE: ZAP) announced today that its Board of Directors has determined that the long term strategic interest of the Company and its stockholders will be best served by splitting itself into 2 separate, publicly traded entities: Zapata Corp. (marine protein, food packaging and other operations) and ZAP Corp. (Internet operations). The Board of Directors has therefore directed management to evaluate available alternatives regarding the structure of Zapata's ownership in ZAP. Transactions under consideration include an initial public offering, a spin-off or other alternatives.

In addition, Zapata announced today that its Board of Directors had adopted a program under which the Company may repurchase up to 5 million shares of its outstanding common stock. The Company currently has 23,242,401 shares outstanding. The repurchases will be made from time to time in open-market transactions or be in negotiated transactions off the market. The program will be dependent upon market conditions and there is no guarantee as to the exact number of shares repurchased by the Corporation. All repurchased shares will be held as treasury stock and be used for general corporate purposes.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by forward looking statements. Factors that could cause actual results, events and developments to differ include, among others, the successful completion of the proposed Internet transactions, ZAP's ability to implement its business strategy (including integration of the Internet properties to be acquired), the continued development and viability of ZAP's operations, ZAP's ability to manage its growth, the impact of the Internet industry and economic conditions, competition and other factors, including those listed from time to time in the Company's filings with the Securities and Exchange Commission. Many of these risks are beyond the control of the Company and ZAP. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

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